UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2019

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On June 18, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Oncternal Therapeutics, Inc. approved the dismissal of Ernst & Young LLP as its independent registered public accounting firm, effective as of June 18, 2019.

On June 7, 2019, privately-held Oncternal Therapeutics, Inc. (“Oncternal”) completed a reverse merger with publicly-traded “GTx, Inc.” (“GTx”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated March 6, 2019, by and among Oncternal, Grizzly Merger Sub, Inc. (“Merger Sub”), and GTx (as amended by Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated April 30, 2019, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Oncternal, with Oncternal surviving as a wholly-owned subsidiary of GTx (the “Merger”). Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm of GTx. Following the Merger, GTx changed its name to Oncternal Therapeutics, Inc.; references herein to the “Company” refer to GTx, Inc. prior to the Merger and to Oncternal Therapeutics, Inc. following the Merger.

The reports of Ernst & Young LLP on the GTx financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, and the subsequent interim period through June 18, 2019 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements of GTx for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP on June 18, 2019 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Ernst & Young LLP responded with a letter dated June 19, 2019, a copy of which is annexed hereto as Exhibit 16.1 stating that Ernst & Young LLP agrees with the statements set forth above.

(b) On June 18, 2019 the Audit Committee approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Prior to the completion of the Merger, BDO USA, LLP served as the independent auditors of privately-held Oncternal.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through June 18, 2019 neither the Company, nor anyone on their behalf consulted with BDO USA, LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2019, the Compensation Committee of the Board approved a base salary increase for Hazel M. Aker, General Counsel, to $200,000.

Item 8.01	Other Events.

On June 19, 2019, the Board approved the reclassification of the members of the Board as follows:

•	Class I directors: Daniel L. Kisner, M.D., William R. LaRue and Charles P. Theuer, M.D., Ph.D.;

•	Class II directors: Yanjun Liu, M.D., Ph.D., Xin Nakanishi, Ph.D. and Robert J. Wills, Ph.D.; and

•	Class III directors: James B. Breitmeyer, M.D., Ph.D., Michael G. Carter M.D., Ch.B., F.R.C.P. and David F. Hale.

The Class I, Class II and Class III directors have terms expiring at the Company’s 2020, 2021 and 2022 annual meeting of stockholders, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits

16.1	Letter dated June 20, 2019 from Ernst & Young LLP to the Securities and Exchange Commission

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: June 20, 2019	By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: President and Chief Executive Officer

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